Exhibit 4.19

                                                                                                                                                                                                                                                                                                                                                                                                                                                                  EXECUTION COPY

Dated 30 March 2016
EURONAV SHIPPING NV
 EURONAV TANKERS NV
as joint and several Initial Borrowers
and
EURONAV NV
as Guarantor
and
THE BANKS AND FINANCIAL INSTITUTIONS
listed in Schedule 1
 as Lenders
and
THE BANKS AND FINANCIAL INSTITUTIONS
listed in Schedule 2
 as Swap Banks

and

NORDEA BANK NORGE ASA
as Agent
 and as Security Trustee

SUPPLEMENTAL AGREEMENT
relating to a term loan facility of (originally)
 US$500,000,000

WATSON FARLEY
&
WILLIAMS

THIS AGREEMENT is made on 30 March 2017
PARTIES
(1)
EURONAV TANKERS NV ("Borrower A") and EURONAV SHIPPING NV ("Borrower B"), each a company incorporated in Belgium whose Belgian registered office is at De Gerlachekaai 20, B-2000 Antwerp, Belgium (Borrower A and Borrower B, together the "Borrowers");

(2)	EURONAV NV, a company incorporated in Belgium whose Belgian registered office is at De Gerlachekaai 20, B-2000 Antwerp, Belgium (the "Guarantor");
(3)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1 as Lenders (the "Lenders");
(4)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 2 as Swap Banks (the "Swap Banks");
(5)	NORDEA BANK NORGE ASA, acting through its office at Essendrops gate 7, NO-0107, Oslo, Norway (the "Agent"); and
(6)	NORDEA BANK NORGE ASA, acting through its office at Essendrops gate 7, NO-0107, Oslo, Norway (the "Security Trustee").
BACKGROUND
(A)
By a loan agreement dated 25 March 2014 as amended by a supplemental letter dated 26 June 2014 and made between (i) the Borrowers, (ii) the Guarantor, (iii) the Lenders, (iv) the Swap Banks, (v) the Lead Arrangers (as defined therein), (vi) the Co-Arrangers (as defined therein), (vii) the Bookrunners (as defined therein), (viii) the Agent and (ix) the Security Trustee, the Lenders have made available to the Borrowers a facility of (originally) US$500,000,000, of which US$_________________ is outstanding at the date of this Agreement.

(B)	The Borrowers have requested the consent of the Creditor Parties to:
(i)	the transfer of the m.v. "SIMONE" from Borrower A to Borrower B; and
(ii)	the transfer of the m.v.s "NUCLEUS" and "NEPTUN" from Borrower B to Borrower A.
(C)
This Agreement sets out the terms and conditions on which the Creditor Parties agree, with effect on and from the Effective Date to the transfer of ownership of the ships referred to above and to the consequential amendment of the Loan Agreement and the other Finance Documents in connection with those matters.

OPERATIVE PROVISIONS
1	INTERPRETATION
1.1	Defined expressions
Words and expressions defined in the Loan Agreement and the other Finance Documents shall have the same meanings when used in this Agreement unless the context otherwise requires.
1.2	Definitions
In this Agreement, unless the contrary intention appears:

"Effective Date" means the date on which the conditions precedent in Clause 3 (Conditions Precedent) are satisfied;
"Loan Agreement" means the loan agreement dated 25 March 2014 as amended by a supplemental letter dated 26 June 2014 referred to in Recital (A);
"MI Ships" means:
(a)	the VLCC named "NUCLEUS" registered under the laws and flag of the Republic of the Marshall Islands with Official Number 5479 ("NUCLEUS"); and
(b)	the VLCC named "NEPTUN" registered under the laws and flag of the Republic of the Marshall Islands with Official Number 5796 ("NEPTUN").
"New Finance Documents" means the New Mortgages, the New General Assignments and the New Manager's Undertakings;
"New General Assignment" means, in relation to each Transfer Ship, a deed to be executed by the Owner of that Transfer Ship in favour of the Security Trustee creating security in respect of the Earnings, the Insurances and any Requisition Compensation relating to that Transfer Ship and any charter in excess of 24 months in relation to that Transfer Ship and any guarantee of such charter in the Agreed Form;

"New Manager's Undertakings" means, in relation to each Transfer Ship, the undertaking to be given by the Approved Manager in favour of the Security Trustee in the Agreed form;
"New Mortgage" means, in relation to:
(a)	"NUCLEUS", the first preferred Marshall Islands ship mortgage over that Transfer Ship to be executed by Borrower A in favour of the Security Trustee in the Agreed Form;
(b)	"NEPTUN", the first preferred Marshall Islands ship mortgage over that Transfer Ship to be executed by Borrower A in favour of the Security Trustee in the Agreed Form; and
(c)	"SIMONE", the first priority Belgian ship mortgage over that Transfer Ship to be executed by Borrower B in favour of the Security Trustee in the Agreed Form;
"SIMONE" means the VLCC named "SIMONE" and registered under the laws and flag of Belgium with IMO Number 9537769; and
"Transfer Ships" means the MI Ships and SIMONE.
1.3	Application of construction and interpretation provisions of Loan Agreement
Clauses 1.2 and 1.5 of the Loan Agreement apply, with any necessary modifications, to this Agreement.
2	AGREEMENT OF THE CREDITOR PARTIES
2.1	Agreement of the Lenders
The Lenders agree, subject to and upon the terms and conditions of this Agreement, to
(a)	the ownership of the MI Ships being transferred to Borrower A and to remain registered under Marshall Islands flag; and

(b)	the ownership of the SIMONE being transferred to Borrower B and to remain registered under Belgian flag.
2.2	Agreement of the Creditor Parties
The Creditor Parties agree, subject to and upon the terms and conditions of this Agreement, to the consequential amendment of the Loan Agreement and the other Finance Documents in connection with the matters referred to in Clause 2.1 (Agreement of the Lenders).
2.3	Effective Date
The agreement of the Lenders and the other Creditor Parties contained in Clauses 2.1 (Agreement of the Lenders) and 2.2 (Agreement of the Creditor Parties) shall have effect on and from the Effective Date.
3	CONDITIONS PRECEDENT
3.1	General
The agreement of the Lenders and the other Creditor Parties contained in Clauses 2.1 (Agreement of the Lenders) and 2.2 (Agreement of the Creditor Parties) is subject to the fulfilment of the conditions precedent in Clause 3.2 (Conditions precedent).
3.2	Conditions precedent
The conditions referred to in Clause 3.1 (General) are that the Agent shall have received the following documents and evidence in all respects in form and substance satisfactory to the Agent and its lawyers on or before 1 April 2016 or such later date as the Agent may agree with the Borrower and the other Security Parties:
(a)
documents of the kind specified in Schedule 4, Part A, paragraphs 2, 3 and 4 of the Loan Agreement as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement and the New Finance Documents or, if appropriate, in the case of the incorporation and constitutional documents of each Borrower and the Guarantor confirmation that there have been no amendments to these documents since the date copies were provided to the Agent pursuant to the Loan Agreement.

(b)	a duly executed original of this Agreement duly executed by the parties to it;
(c)	a duly executed original of each of the New Finance Documents (and of each document required to be delivered by their respective terms);
(d)	documentary evidence that:
(i)	each Transfer Ship is definitively and permanently registered in the name of the relevant Borrower under Marshall Islands flag or Belgian flag as the case may be;
(ii)	each Transfer Ship is in the absolute and unencumbered ownership of the relevant Borrower save as contemplated by the Finance Documents;
(iii)	each Transfer Ship maintains the highest class with a classification society approved by the Agent free of all overdue recommendations and conditions of such classification society;
(iv)
the New Mortgage on each Transfer Ship has been duly registered or recorded (as the case may be) against that Transfer Ship as a valid first priority or preferred (as the case may be) ship mortgage in accordance with the laws of the country where that Transfer Ship is registered; and

(v)	each Transfer Ship is insured in accordance with the provisions of this Agreement and all requirements therein in respect of insurances have been complied with;
(e)
documents establishing that each Transfer Ship will, as from the Effective Date, be managed by the relevant Approved Manager on terms acceptable to the Agent (in its reasonable discretion), together with:

(i)	the Manager's Undertaking in respect of that Transfer Ship; and
(ii)
copies of the relevant Approved Manager's Document of Compliance and of that Transfer Ship's Safety Management Certificate (together with any other details of the applicable safety management system which the Agent requires) and ISSC;

(f)
favourable legal opinions from lawyers appointed by the Agent on such matters concerning the laws of England, Belgium and the Marshall Islands in relation to this Agreement and the New Finance Documents; and

(g)	any further opinions, consents, agreements and documents in connection with this Agreement and the Finance Documents which the Agent may request by notice to the Borrower prior to the Effective Date.
4	REPRESENTATIONS AND WARRANTIES
4.1	Repetition of Loan Agreement representations and warranties
Each Obligor represents and warrants to the Creditor Parties that the representations and warranties in clause 10 of the Loan Agreement, as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement and the New Finance Documents, remain true and not misleading if repeated on the date of this Agreement with reference to the circumstances now existing.
4.2	Repetition of Finance Document representations and warranties
Each Obligor represents and warrants to the Creditor Parties that the representations and warranties in the Finance Documents (other than the Loan Agreement) to which it is a party, as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement and the New Finance Documents, remain true and not misleading if repeated on the date of this Agreement with reference to the circumstances now existing.
5	AMENDMENTS TO LOAN AGREEMENT AND OTHER FINANCE DOCUMENTS
5.1	Specific amendments to Loan Agreement
With effect on and from the Effective Date the Loan Agreement shall be, and shall be deemed by this Agreement to have been, amended as follows:
(a)
by amending the definition of "Finance Documents" in clause 1.1 of the Loan Agreement and references thereto throughout the Loan Agreement and other relevant Finance Documents to include references to the New Finance Documents;

(b)
by amending the definition of "General Assignment" in clause 1.1 of the Loan Agreement and references thereto throughout the Loan Agreement and other relevant Finance Documents to include references to the New General Assignments;

(c)
by amending the definition of "Mortgages" in clause 1.1 of the Loan Agreement and references thereto throughout the Loan Agreement and other relevant Finance Documents to include references to the New Mortgages;

(d)
by amending the definition of "Manager's Undertaking" in clause 1.1 of the Loan Agreement and references thereto throughout the Loan Agreement and other relevant Finance Documents to include references to the New Manager's Undertakings;

(e)	by amending Schedule 6 of the Loan Agreement to refer to Borrower A as the owner of the "NEPTUN" and "NUCLEUS" and Borrower B as the owner of the "SIMONE";
(f)	by adding the following definitions in clause 1.1 (Definitions) of the Loan Agreement:
"Bail-In Action" means the exercise of any Write-down and Conversion Powers.
"Bail-In Legislation" means:
(a)
in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and

(b)	in relation to any other state, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversation Powers contained in that law or regulation.
"EEA Member Country" means any member state of the European Union, Iceland, Liechtenstein and Norway.
"EU Bail-In Legislation Schedule" means the document described as such and published by the Loan Market Association (or any successor person) from time to time.
"Resolution Authority" means any body which has authority to exercise any Write-down and Conversion Powers.
"Write-down and Conversion Powers" means:
(a)
in relation to any Bail-In Legislation described in EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; and

(b)	in relation to any other applicable Bail-In Legislation;
(i)
any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that Bail-In Legislation;
(c)	by adding the following new clause 38.5 (Contractual recognition of bail-in) to clause 38 (Supplemental):

38.5          Contractual Recognition of Bail-In
Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the parties to a Finance Document, each Party acknowledges and accepts that any liability of any party to a Finance Document under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:
(a)	any Bail-In Action in relation to any such liability, including (without limitation):
(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;
(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and
(iii)	a cancellation of any such liability; and
(b)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.
(g)	the definition of, and references throughout to, each Finance Document shall be construed as if the same referred to that Finance Document as amended and supplemented by this Agreement; and
(h)	by construing references throughout to "this Agreement", "hereunder" and other like expressions as if the same referred to the Loan Agreement as amended and supplemented by this Agreement.
5.2	Amendments to Finance Documents
With effect on and from the Effective Date each of the Finance Documents other than the Loan Agreement, shall be, and shall be deemed by this Agreement to have been, amended as follows:
(a)
the definition of, and references throughout each of the Finance Documents to, the Loan Agreement and any of the other Finance Documents shall be construed as if the same referred to the Loan Agreement and those Finance Documents as amended and supplemented by this Agreement;

(b)	the definition of, and references throughout each of the Finance Documents to, the Mortgage shall be construed as if the same referred to the New Mortgages in the case of the Transfer Ships;
(c)
the definition of, and references throughout each of the Finance Documents to, the General Assignment shall be construed as if the same referred to the New General Assignments in the case of the Transfer Ships; and

(d)
by construing references throughout each of the Finance Documents to "this Agreement", "this Deed", "hereunder" and other like expressions as if the same referred to such Finance Documents as amended and supplemented by this Agreement.

5.3	Finance Documents to remain in full force and effect
The Finance Documents shall remain in full force and effect as amended and supplemented by:
(a)	the amendments to the Finance Documents contained or referred to in Clauses 5.1 (Specific amendments to Loan Agreement) and 5.2 (Amendments to Finance Documents); and
(b)	such further or consequential modifications as may be necessary to give full effect to the terms of this Agreement,
6	FURTHER ASSURANCES
6.1	Obligor's obligation to execute further documents etc.
Each Obligor shall:
(a)
execute and deliver to the Security Trustee (or as it may direct) any assignment, mortgage, power of attorney, proxy or other document, governed by the law of England or such other country as the Security Trustee may, in any particular case, specify;

(b)	effect any registration or notarisation, give any notice or take any other step;
which the Security Trustee may, by notice to the Obligors, specify for any of the purposes described in Clause 6.2 (Purposes of further assurances) or for any similar or related purpose.
6.2	Purposes of further assurances
Those purposes are:
(a)
validly and effectively to create any Security Interest or right of any kind which the Security Trustee intended should be created by or pursuant to the Loan Agreement or any other Finance Document, each as amended and supplemented by this Agreement and the New Finance Documents; and

(b)	implementing the terms and provisions of this Agreement.
6.3	Terms of further assurances
The Security Trustee may specify the terms of any document to be executed by the Obligors under Clause 6.1 (Obligor's obligation to execute further documents etc.), and those terms may include any covenants, powers and provisions which the Security Trustee considers appropriate to protect its interests.
6.4	Obligation to comply with notice
Each Obligor shall comply with a notice under Clause 6.1 (Obligor's obligation to execute further documents etc.) by the date specified in the notice.
6.5	Additional corporate action
At the same time as the Obligors deliver to the Security Trustee any document executed under Clause 6.1(a), the relevant Obligor shall also deliver to the Security Trustee reasonable evidence that the relevant Obligor's execution of such document has been duly authorised by it.

7	FEES AND EXPENSES
7.1	Expenses
The provisions of clause 20 (fees and expenses) of the Loan Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.
8	COMMUNICATIONS
8.1	General
The provisions of clause 28 (notices) of the Loan Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.
9	SUPPLEMENTAL
9.1	Counterparts
This Agreement may be executed in any number of counterparts.
9.2	Third party rights
A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.
10	LAW AND JURISDICTION
10.1	Governing law
This Agreement and any non-contractual obligations arising out of or in connection with it  shall be governed by, and construed in accordance with English law.
10.2	Incorporation of the Loan Agreement provisions
The provisions of clauses 39.2 to 39.6 (inclusive) of the Loan Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.
THIS AGREEMENT has been duly executed as a Deed on the date stated at the beginning of this Agreement.

SCHEDULE 1

 LENDERS
Lender	Lending Office
ABN AMRO Bank N.V.
Coolsingel 93
3012 AE
 The Netherlands

Credit Matters:

Kees Tiemstra
Coolsingel 93, GL1610
3012 AE
 The Netherlands

Tel: +31 10 4015192
Fax: +31 10 4015323
Email: kees.tiemstra@nl.abnamro.com

Operations/Adminstrations:

Peter van Wijk / Martin van den Berg
OPS NL Credits / Mid-Office
Coolsingel 93, GL0914/GL1610
3012 AE
 The Netherlands

Tel: +31 10 4016254 / +31 10 4016876
Fax: +31 10 4016118 / +31 10 4015323
Email: pieter.van.wijk@nl.abnamro.com /
martijn.m.van.den.berg@nl.abnamro.com /
loket.leningenadministratie.ccs@nl.abnamro.com

Belfius Bank SA/NV
Pachecolaan 44,
1000 Brussels,
Belgium

Tel: +32 2 222 11 11

Credit Matters:

Mr Koen Vinck
 Pachecolaan 44, PA 04/02
1000 Brussels,
Belgium

Tel: +32 2 222 38 47
Fax: +32 2 222 23 11
Email: koen.vinck@belfius.be

Mr Bart Ferrand
Pachecolaan 44, PA 04/02
1000 Brussels,
Belgium

Tel: +32 2 222 20 58
Fax: +32 2 222 23 11

Lender	Lending Office

Email: bart.ferrand@belfius.be

Operations / Administrations

Mr Niek Poppe / Mrs Katrien De Schepper
Pachecolaan 44, RT 20/03
1000 Brussels,
Belgium

Tel: +32 2 222 76 20 / +32 2 222 20 69
Fax: 32 2 222 79 80
Email: nikolas.poppe@belfius.be /
katrien.deschepper@belfius.be

BNP Paribas Fortis SA/NV
3, Montagne du Parc/1KB1A,
1000 Brussels,
Belgium

Geert Sterck
Tel: +32 2 656 2355
Fax: +32 2 565 3403
Email: geert.sterck@bnpparibasfortis.com

Laura Falzone
Tel: +32 2 312 07 30
Fax: +32 2 565 3403
Email: laura.falzone@bnpparibasfortis.com

Credit Matters:

Paul Barnes
16 Rue de Hanovre,
75078 Paris CEDEX 2
France

Tel: +33 1 43 16 81 20
Fax: +33 1 42 98 61 66
Email: paul.p.barnes@bnpparibas.com

Valérie Du Bois
3, Montagne du Parc/1KB3D,
1000 Brussels,
Belgium

Tel: +32 2 565 2510
Fax: +32 2 565 9593
Email: valerie.du.bois@bnpparibasfortis.com

Operations / Administrations:

Geert Sterck
3, Montagne du Parc/1KB1A,
1000 Brussels,
Belgium

Lender	Lending Office

Tel: +32 2 565 2355
Fax: +32 2 565 3403
Email: geert.sterck@bnpparibasfortis.com

Laura Falzone
3, Montagne du Parc/1KB1A,
1000 Brussels,
Belgium

Tel: +32 2 312 07 30
Fax: +32 2 565 3403
Email: laura.falzone@bnpparibasfortis.com /
bruxelles_bo_export_project_finance.cib@bnppa
ribasfortis.com

Danish Ship Finance A/S (Danmarks Skibskredit A/S)
Sankt Annae Plads 3,
DK-1250 Copenhagen K,
 Denmark

Tel: +45 33 33 93 33

Credit Matters:

Morten Müller
Sankt Annae Plads 3,
DK-1250 Copenhagen K,
 Denmark

Tel: +45 33 33 93 33
Fax: +45 33 33 96 66
Email: mul@shipfinance.dk

Operations/Administrations:

Morten Müller / Winni Udbye Madsen, Loan Admin
Sankt Annae Plads 3,
DK-1250 Copenhagen K,
 Denmark

Tel: +45 33 33 93 33
Email: mul@shipfinance.dk /
wum@shipfinance.dk /
loanadmin@shipfinance.dk

DNB Bank ASA
8th Floor, The Walbrook Building
 25 Walbrook,
London, EC4N 8AF
 UK
Tel +44 207 621 1111

Credit Matters:
Hugues Calmet
Tel: +44 207 621 6116
Fax +44 207 283 6931
Email: hugues.calmet@dnb.no

Operations/Administrations:

Sarah Sanders

Lender	Lending Office
Tel: +44 207 621 6092 Email: sarah.sanders@dnb.no
ING Bank N.V.
Bijlmerplein 888
1000BV
Amsterdam
 The Netherlands

Tel: +31 20 56 39102

Credit Matters:

H.Schuil
AMPD06.007
Bijlmerplein 888
1000 BV
Amsterdam
 The Netherlands

Tel: +31 20 56 39102
Fax: +31 20 56 58211
Email: harry.schuil@ingbank.com

Operations/administrations:

C.D. van der Laan / L.R.M. Wester
Tel: +31 20 576 8152 / +31 20 576 0234
Email: execution.sf.team1@ingbank.com

KBC Bank NV
Havenlaan 2
1080 Brussels
Belgium

Credit Matters:
Koen Sruyf / Dennis Ideler
Tel: +32 3 202 90 81 / +32 3 202 92 33
Fax: +32 3 202 92 72
Email: koen.struyf@kbc.be /
dennis.ideler@kbc.be

Operations / Administrations:
Tamara Demarrez / Guido Lenaerts

Tel: +32 2 429 08 20 / +32 2 429 42 76
Email: creditadmin.br2@kbc.be

Nordea Bank Norge ASA
Essendrops gate 7,
NO-0107, Oslo,
Norway

Credit Matters:

Tel: +47 22 48 50 00
Fax: +47 22 48 66 68
 Attn: Shipping, Offshore and Oil Services

Administration Matters:

Tel: (47) 22 48 50 00
 Fax: (47) 22 48 42 78

Lender	Lending Office
Attn: International Loan Administration
Scotiabank Europe plc
201 Bishopsgate, 6th Floor,
London EC2M 3NS,
United Kingdom

Tel: +44 20 7638 5644

Credit Matters:

Matt Tuskin/ Julien Poisson
Tel: +44 207 826 5605/+44 207 826 5719
Fax: +44 207 638 8488
Email: matt.tuskin@scotiabank.com /
 julien.poisson@scotiabank.com

Operations / Administrations:

Tony Sposato / Savi Rampat
Tel: +44 207 826 5660
Fax: +44 207 826 5666
Email: tony.sposato@scotiabank.com /
savi.rampat@scotiabank.com /
gwsloansops.uk.gtb@scotiabank.com

Skandinaviska Enskilda Banken AB (publ)
SE-106 40 Stockholm,
 Sweden

Tel: +46 7 71 62 10 00

Credit Matters:

Egil Aarrestad / Trine von Erpecom
P.O. Box 1843, Vika,
Filipstad Brygge 1
NO-0123 Oslo
 Norway

Tel: +47 22827021 / +47 22827008
Email: egil.aarrestad@seb.no /
trine.von-erpecom@seb.no

Operations / Administrations:

Structured Credits Operations
 Risneleden 110, 106 40, Stockholm, Sweden

Tel: +46-8-7638141
Email: sco@seb.se

SCHEDULE 2

 SWAP BANKS
Swap Bank	Booking Office
Belfius Bank SA/NV
Pachecolaan 44,
1000 Brussels,
 Belgium

Tel: +32 2 222 11 11
Credit Matters:
Mr Koen Vinck
Pachecolaan 44, PA 04/02
1000 Brussels,
 Belgium
Tel: +32 2 222 38 47
Fax: +32 2 222 23 11
Email: koen.vinck@belfius.be

Mr Bart Ferrand Pachecolaan 44, PA 04/02 1000 Brussels, Belgium Tel: +32 2 222 20 58 Fax: +32 2 222 23 11 Email: bart.ferrand@belfius.be

Operations / Administrations
Mr Niek Poppe / Mrs Katrien De Schepper
Pachecolaan 44,
RT 20/03
1000 Brussels,
 Belgium
Tel: +32 2 222 76 20 / +32 2 222 20 69
Fax: 32 2 222 79 80
Email: nikolas.poppe@belfius.be / katrien.deschepper@belfius.be

DNB Bank ASA	8th Floor, The Walbrook Building 25 Walbrook, London EC4N 8AF UK Tel +44 207 621 1111 Fax +44 207 626 5956 Attn: Shipping, Offshore & Logistics Department
ING Bank N.V.	ING Commercial Banking/Financial Markets Avenue Marnix 24 B-1000 Brussels Belgium Tel. +32 2 557 15 71 Fax +32 2 557 19 72 Attn: Kurt Lemaire
KBC Bank NV	Havenlaan 2 1080 Brussels Belgium Attn: Mr. Joris Vermeulen Tel: +32 2 417 49 61
Nordea Bank Finland Plc	Satamaradankatu 5, FI-00020 NORDEA, Finland.
Scotiabank Europe plc	201 Bishopsgate, 6th Floor, London EC2M 3NS, United Kingdom Tel: +44 20 7638 5644
Scotiabank Europe plc	Credit Matters: Matt Tuskin /Julien Poisson Tel: +44 207 826 5605/+44 207 826 5719 Fax: +44 207 638 8488 Email: matt.tuskin@scotiabank.com / julien.poisson@scotiabank.com

Operations / Administrations: Tony Sposato / Savi Rampat Tel: +44 207 826 5660 Fax: +44 207 826 5666 Email: tony.sposato@scotiabank.com / savi.rampat@scotiabank.com / gwsloansops.uk.gtb@scotiabank.com
Skandinaviska Enskilda Banken AB (publ)
Kungstradgardsgatan  8
SE-106 40 Stockholm
 Sweden
Credit Matters:
Tel: +47 22 82 70 21
Attn: Egil Aarrestad
Administration Matters:
Tel: +46 8 763 8551
 Fax: +46 8 611 0384
Attn: Structured Credits Operations

EXECUTION PAGES
BORROWERS SIGNED by An Goris, Attorney-in-Fact for and on behalf of: EURONAV SHPPING NV in the presence of: Roeland Neyrink	) ) ) ) )	/s/An Goris An Goris /s/Roeland Neyrinck Roeland Neyrink

SIGNED by An Goris, Attorney-in-fact for and on behalf of: EURONAV TANKERS NV in the presence of:	) ) ) ) )	/s/An Goris An Goris /s/Roeland Neyrinck Roeland Neyrink

GUARANTOR SIGNED by An Goris, Attorney-in-fact for and on behalf of: EURONAV NV in the presence of: Roeland Neyrinck	) ) ) ) )	/s/An Goris An Goris /s/Roeland Neyrinck Roeland Neyrink

LENDERS SIGNED by for and on behalf of: ABN AMRO BANK N.V. in the presence of:	) ) ) ) )

SIGNED by for and on behalf of: BELFIUS BANK SA/NV in the presence of:	) ) ) ) )

BORROWERS SIGNED by An Goris, Attorney-in-Fact for and on behalf of: EURONAV SHPPING NV in the presence of: Roeland Neyrink	) ) ) ) )	/s/An Goris An Goris /s/Roeland Neyrinck Roeland Neyrink

SIGNED by An Goris, Attorney-in-fact for and on behalf of: EURONAV TANKERS NV in the presence of:	) ) ) ) )	/s/An Goris An Goris /s/Roeland Neyrinck Roeland Neyrink

GUARANTOR SIGNED by An Goris, Attorney-in-fact for and on behalf of: EURONAV NV in the presence of: Roeland Neyrinck	) ) ) ) )	/s/An Goris An Goris /s/Roeland Neyrinck Roeland Neyrink

LENDERS SIGNED by for and on behalf of: ABN AMRO BANK N.V. in the presence of:	) ) ) ) )	/s/Joanna Goode Joanna Goode Attorney-in-Fact /s/Mark Masson Mark Masson Trainee Solicitor London EC2A 2HB

SIGNED by for and on behalf of: BELFIUS BANK SA/NV in the presence of:	) ) ) ) )	/s/Joanna Goode Joanna Goode Attorney-in-Fact /s/Mark Masson Mark Masson Trainee Solicitor London EC2A 2HB

SIGNED by for and on behalf of: BNP PARIBAS FORTIS SA/NV in the presence of:	) ) ) ) )	/s/Joanna Goode Joanna Goode Attorney-in-Fact /s/Mark Masson Mark Masson Trainee Solicitor London EC2A 2HB

SIGNED by for and on behalf of: DANISH SHIP FINANCE A/S (DANMARKS SKIBSKREDIT A/S) in the presence of:	) ) ) ) ) )	/s/Joanna Goode Joanna Goode Attorney-in-Fact /s/Mark Masson Mark Masson Trainee Solicitor London EC2A 2HB

SIGNED by for and on behalf of: DNB BANK ASA in the presence of:	) ) ) ) )	/s/Joanna Goode Joanna Goode Attorney-in-Fact /s/Mark Masson Mark Masson Trainee Solicitor London EC2A 2HB

SIGNED by for and on behalf of: ING BANK N.V. in the presence of:	) ) ) ) )	/s/Joanna Goode Joanna Goode Attorney-in-Fact /s/Mark Masson Mark Masson Trainee Solicitor London EC2A 2HB

SIGNED by for and on behalf of: KBC BANK NV in the presence of:	) ) ) ) )	/s/Joanna Goode Joanna Goode Attorney-in-Fact /s/Mark Masson Mark Masson Trainee Solicitor London EC2A 2HB

SIGNED by for and on behalf of: NORDEA BANK NORGE ASA in the presence of:	) ) ) ) )	/s/Joanna Goode Joanna Goode Attorney-in-Fact /s/Mark Masson Mark Masson Trainee Solicitor London EC2A 2HB

SIGNED by for and on behalf of: SCOTIABANK EUROPE PLC in the presence of:	) ) ) ) )	/s/Joanna Goode Joanna Goode Attorney-in-Fact /s/Mark Masson Mark Masson Trainee Solicitor London EC2A 2HB

SIGNED by for and on behalf of: SKANDINAVISKA ENSKILDA BANKEN AB (PUBL) in the presence of:	) ) ) ) ) )	/s/Joanna Goode Joanna Goode Attorney-in-Fact /s/Mark Masson Mark Masson Trainee Solicitor London EC2A 2HB

SWAP BANKS
SIGNED by for and on behalf of: BELFIUS BANK SA/NV in the presence of:	) ) ) ) )	/s/Joanna Goode Joanna Goode Attorney-in-Fact /s/Mark Masson Mark Masson Trainee Solicitor London EC2A 2HB

SIGNED by for and on behalf of: DNB BANK ASA in the presence of:	) ) ) ) )	/s/Joanna Goode Joanna Goode Attorney-in-Fact /s/Mark Masson Mark Masson Trainee Solicitor London EC2A 2HB

SIGNED by for and on behalf of: ING BANK N.V. in the presence of:	) ) ) ) )	/s/Joanna Goode Joanna Goode Attorney-in-Fact /s/Mark Masson Mark Masson Trainee Solicitor London EC2A 2HB

SIGNED by for and on behalf of: KBC BANK NV in the presence of:	) ) ) ) )	/s/Joanna Goode Joanna Goode Attorney-in-Fact /s/Mark Masson Mark Masson Trainee Solicitor London EC2A 2HB

SIGNED by for and on behalf of: NORDEA BANK FINLAND PLC in the presence of: SIGNED by	) ) ) ) )	/s/Joanna Goode Joanna Goode Attorney-in-Fact /s/Mark Masson Mark Masson Trainee Solicitor London EC2A 2HB

SIGNED by for and on behalf of: SCOTIABANK EUROPE PLC in the presence of:	) ) ) ) )	/s/Joanna Goode Joanna Goode Attorney-in-Fact /s/Mark Masson Mark Masson Trainee Solicitor London EC2A 2HB

SIGNED by for and on behalf of: SKANDINAVISKA ENSKILDA BANKEN AB (PUBL) in the presence of:	) ) ) ) ) )	/s/Joanna Goode Joanna Goode Attorney-in-Fact /s/Mark Masson Mark Masson Trainee Solicitor London EC2A 2HB

AGENT
SIGNED by for and on behalf of: NORDEA BANK NORGE ASA in the presence of:	) ) ) ) )	/s/Joanna Goode Joanna Goode Attorney-in-Fact /s/Mark Masson Mark Masson Trainee Solicitor London EC2A 2HB

SECURITY TRUSTEE
SIGNED by for and on behalf of: NORDEA BANK NORGE ASA in the presence of:	) ) ) ) )	/s/Joanna Goode Joanna Goode Attorney-in-Fact /s/Mark Masson Mark Masson Trainee Solicitor London EC2A 2HB